NETROVER, INC.

FINANCIAL STATEMENTS

DECEMBER 31, 2005 AND 2004

NETROVER, INC.
INDEX TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

Page(s)

Report of Independent Registered Public Accounting Firm	1

Financial Statements:

Balance Sheets at December 31, 2005 and 2004	2

Statements of Operations for the Years Ended December 31,
2005 and 2004	3

Statement of Stockholder’s (Deficit) and Accumulated Other
Comprehensive Income (Loss) for the Years Ended
December 31, 2005 and 2004	4

Statements of Cash Flows for the Years Ended
December 31, 2005 and 2004	5

Notes to the Financial Statements	6-12

BAGELL, JOSEPHS, LEVINE & COMPANY, L.L.C.
Certified Public Accountants
High Ridge Commons
Suites 400-403
200 Haddonfield Berlin Road
Gibbsboro, New Jersey 08026
(856) 346-2828 Fax: (856) 346-2882

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Board of Directors
Netrover, Inc.
Ontario, Canada

We have audited the accompanying balance sheets of Netrover, Inc. (the Company) as of December 31, 2005 and 2004, and the related statements of operations, stockholder’s (deficit) and accumulated other comprehensive income (loss), and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We have conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Netrover, Inc. as of December 31, 2005 and 2004, and the results of its operations, changes in stockholder’s (deficit) and accumulated other comprehensive income (loss), and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Bagell, Josephs, Levine & Company, L.L.C.
Bagell, Josephs, Levine & Company, L.L.C.
Certified Public Accountants
Gibbsboro, New Jersey

March 13, 2006

MEMBER OF:
AMERICAN INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS (AICPA)
CENTER FOR PUBLIC COMPANY AUDIT FIRMS (CPCAF)
NEW JERSEY SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
PENNSYLVANIA INSTITUTE OF CERTIFIED PUBLIC ACCOUNTANTS
FLORIDA STATE BOARD OF ACCOUNTANCY

NETROVER, INC.
BALANCE SHEETS
DECEMBER 31, 2005 AND 2004

ASSETS

	2005	2004
CURRENT ASSETS:
Cash	$52,852	$216,798
Accounts receivable, net of allowance for doubtful accounts
of $5,661 and $5,809 at December 31, 2005 and 2004, respectively	12,274	16,099
Prepaid expenses	7,204	2,122
Prepaid income taxes	45,123	-

TOTAL CURRENT ASSETS	117,453	235,019

Property and equipment, net	27,737	63,571

OTHER ASSETS:
Deposits	2,614	4,187

TOTAL ASSETS	$147,804	$302,777

LIABILITIES AND STOCKHOLDER'S (DEFICIT)

CURRENT LIABILITIES:
Accounts payable and accrued liabilities	$69,456	$72,437
Accrued income taxes	-	17,465
Sales tax payable	11,399	16,000
Note payable - related party	618	32,262
Deferred revenue	184,891	240,399

Total Current Liabilities	266,364	378,563

STOCKHOLDER'S (DEFICIT)
Common Stock, $.83 Par Value (unlimited shares authorized,
100 shares issued and outstanding)	83	83
Accumulated deficit	(152,113)	(109,392)
Accumulated other comprehensive income (loss)	33,470	33,523

Total Stockholder's (Deficit)	(118,560)	(75,786)

TOTAL LIABILITIES AND STOCKHOLDER'S (DEFICIT)	$147,804	$302,777

The accompanying notes are an integral part of these financial statements.

NETROVER, INC.
STATEMENTS OF OPERATIONS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004

REVENUES	$1,145,444	$1,360,736

COSTS OF REVENUES	469,078	552,927

GROSS PROFIT	676,365	807,810

OPERATING EXPENSES:
Selling, general and administrative	679,918	556,234
Depreciation	39,168	63,907
Total Operating Expenses	719,086	620,140

INCOME (LOSS) BEFORE OTHER INCOME AND
PROVISION FOR INCOME TAXES	(42,721)	187,669

OTHER INCOME
Forgiveness of debt	-	573,101
Total Other Income	-	573,101

NET INCOME (LOSS) BEFORE PROVISION
FOR INCOME TAXES	(42,721)	760,770
Provision for income taxes	-	(69,816)

NET INCOME (LOSS) APPLICABLE TO
COMMON SHARES	$(42,721)	$690,955

NET INCOME (LOSS) PER BASIC AND
DILUTED SHARES	$(427)	$6,910

WEIGHTED AVERAGE NUMBER OF
COMMON SHARES OUTSTANDING	100	100

The accompanying notes are an integral part of these financial statements.

NETROVER, INC.
STATEMENTS OF CHANGES IN STOCKHOLDER'S (DEFICIT) AND ACCUMULATED OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	Common Stock				Accumulated Other
	Par Value $.83		Additional	Accumulated	Comprehensive
	Shares	Amount	Paid in Capital	(Deficit)	Income (Loss)	Total

Balance December 31, 2003	100	$83	$-	$(800,347)	$-	$(800,264)
.
Net income	-	-	-	690,955	-	690,955

Foreign currency translation adjustment	-	-	-	-	33,523	33,523

Balance December 31, 2004	100	83	-	(109,392)	33,523	(75,786)

Net (loss)	-	-	-	(42,721)	-	(42,721)

Foreign currency translation adjustment	-	-	-	-	(53)	(53)

Balance December 31, 2005	100	$83	$-	$(152,113)	$33,470	$(118,560)

The accompanying notes are an integral part of these financial statements.

NETROVER, INC.
STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2005 AND 2004

	2005	2004
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income (Loss)	$(42,721)	$690,955
Adjustments to reconcile net income (loss) to net
cash provided by (used in) operating activities:
Depreciation	39,168	63,907
Loss on disposal of property and equipment	-	3,733
Changes in operating assets and liabilities:
(Increase) decrease in accounts receivable	3,825	(5,822)
(Increase) decrease in prepaid expenses	(5,082)	45,526
Increase in prepaid income taxes	(45,123)	-
(Increase) in inventory	(341)	-
Decrease in deposits	1,573	78,585
(Decrease) in accounts payable and accrued expenses	(2,981)	(639,212)
(Decrease) in accrued income taxes	(17,465)	(14,605)
(Decrease) in sales tax payable	(4,601)	(45,834)
(Decrease) in deferred revenue	(55,508)	(8,247)

Total adjustments	(86,535)	(521,969)

Net cash provided by (used in) operating activities	(129,256)	168,985

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of property and equipment	(2,980)	(10,272)
Net cash (used in) investing activities	(2,980)	(10,272)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of note payable - related party	(31,644)	(53,204)
Repayment of loans from related parties	-	(19,972)
Proceeds from note payable - related party	-	85,466
Net cash provided by (used in) financing activities	(31,644)	12,290

Effect of exchange rate changes on cash	(408)	(1,866)

NET INCREASE (DECREASE) IN CASH
AND CASH EQUIVALENTS	(164,288)	169,137

CASH AND CASH EQUIVALENTS
- BEGINNING OF YEAR	216,798	47,661

CASH AND CASH EQUIVALENTS
- END OF YEAR	$52,511	$216,798

SUPPLEMENTAL DISCLOSURE OF
CASH FLOWS INFORMATION:

CASH PAID DURING THE YEAR FOR:
Interest	$709	$1,998
Current year income tax	$28,203	$26,241
Prior year income tax	$-	$6,615

The accompanying notes are an integral part of these financial statements.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2005 AND 2004

NOTE 1 -	ORGANIZATION AND BASIS OF PRESENTATION

Netrover, Inc. (the “Company”) was incorporated on July 31, 1990 pursuant to the Ontario Business Corpos Act. Originally, the corporate name was Akita Systems Group Inc. The Articles were amended on March 24, 1995 to change the corporate name to Netrover, Inc.

On October 4, 1999 the shares of the Company were purchased by Cypost Corporation (a Delaware corporation).

On July 23, 2003, the Company filed a Notice of Intention to Make a Proposal, and as such had the protection of the Courts until such time as a Proposal may be voted upon by the creditors of the Company. The Company retained Mr. Bruce Gandossi of E. Sands & Associates to act as its trustee in order for the Company to formally restructure.

On August 1, 2003 the Company’s then parent company, Cypost Corporation filed for bankruptcy in the United States. As a result, on October 1, 2003, the shares of the Company were purchased by Isomedia, Inc.

On June 1, 2004 the Company received from its trustee, E. Sands & Associates Inc., a Certificate of Full Performance of Proposal.

On January 1, 2006, the Shares of the Company were purchased by Sitestar Corporation (a Nevada corporation, see note 8).

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America. In preparing the financial statements, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the balance sheet and operations for the period. Although these estimates are based on management’s knowledge of current events and actions it may undertake in the future, they may ultimately differ from actual results.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers short-term, highly liquid investments with original maturities of three months or less to be cash and cash equivalents.

Accounts Receivable

The Company conducts business and extends credit based on an evaluation of the customers’ financial condition, generally without requiring collateral. Exposure to losses on receivables is expected to vary by customer due to the financial condition of each customer. The Company monitors exposure to credit losses and, if necessary, maintains allowances for anticipated losses. Based on an evaluation of the payment history of its customers, the Company established allowances for doubtful accounts of $5,661 and $5,809 at December 31, 2005 and 2004, respectively.

Revenue Recognition and Deferred Revenue

The Company’s primary source of operating revenue is earned from internet connection services. For contracts, which exceed one month, revenue is recognized on a straight-line basis over the term of the contract as services are provided. Revenues applicable to future periods are classified as deferred revenue.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. Cash at December 31, 2005 and 2004 includes amounts deposited with multiple financial institutions that exceed the federal insurance coverage by $-0- and $68,367, respectively.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Concentrations of Credit Risk (Continued)

The Company’s success depends upon the capacity, scalability, reliability and security of its network infrastructure, including telecommunications capacity leased from three primary suppliers. The Company depends on such companies to maintain the operational integrity of their own telecommunications networks. Therefore, operating results depend, in part, upon the pricing and availability of telecommunications network capacity from a limited number of providers in a consolidated market. A material increase in pricing or decrease in telecommunications capacity available could have a material adverse effect on the results of operations of the Company. However, the Company does not expect that the business relationship with any of these suppliers will be lost.

Property and Equipment

Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets; three to seven years for computer equipment, furniture and equipment. The cost of software, which is utilized internally by the Company, is expensed as incurred. Reviews are regularly performed to determine whether facts and circumstances exist that indicate the carrying amount of assets may not be recoverable or the useful life is shorter than originally estimated. The Company assesses the recoverability of its property and equipment by comparing the projected undiscounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. If assets are determined to be recoverable, but the useful lives are shorter than originally estimated, the net book value of the assets is depreciated over the newly determined remaining useful lives. When property and equipment are retired or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts and the resulting gain or loss is included in the results of operations.

Intellectual Property

The Company is the registered owner of the Canadian trademark; NET ROVER. The term of the registration is 15 years, commencing on July 10, 2000 and expiring on July 10, 2015.

The Company is the registered owner of the following domain names: netrover.com; netrover.net; ihermes.com; intouch.bc.ca; max-net.com; helptek.com and nroffice.com.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the balance sheet for cash and cash equivalents, accounts receivable, prepaid expenses, deposits, accounts and income taxes payable, accrued taxes and expenses, and deferred revenue approximate fair value because of the immediate or short-term maturity of these financial instruments.

Income Taxes

The Company has adopted the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 109, Accounting for Income Taxes. The Statement requires an asset and liability approach for financial accounting and reporting of income taxes, and the recognition of deferred tax assets and liabilities for the temporary differences between the financial reporting bases and tax bases of the Company’s assets and liabilities at enacted tax rates expected to be in effect when such amounts are realized or settled.

Advertising Costs

Advertising costs are expensed as incurred. Advertising costs are included in the statements of operations for the years ended December 31, 2005 and 2004. Advertising expense for the years ended December 31, 2005 and 2004 amounted to $6,634 and $26,867, respectively.

Intangible Assets

Intangible assets represent customer lists acquired and are amortized over the periods of benefit, ranging from three to seven years, generally on a straight-line basis.

Identified intangible assets are regularly reviewed to determine whether facts and circumstances exist which indicate that the useful life is shorter than originally estimated or the carrying amount of assets may not be recoverable. The Company assesses the recoverability of its identifiable intangible assets by comparing the projected discounted net cash flows associated with the related asset or group of assets over their remaining lives against their respective carrying amounts. Impairment, if any, is based on the excess of the carrying amount over the fair value of those assets. The cost of customer lists totaled $68,875 as of December 31, 2005 and 2004. The customer lists were fully amortized at December 31, 2005 and 2004.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 2 -	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

In December, 2004, the Financial Accounting Standards Board ("FASB") published Statement of Financial Accounting Standards No. 123 (Revised 2004), “Share-Based Payment” ("SFAS 123R"). SFAS 123R requires that compensation cost related to share-based payment transactions be recognized in the financial statements. Share-based payment transactions within the scope of SFAS 123R include stock options, restricted stock plans, performance-based awards, stock appreciation rights, and employee share purchase plans. The provisions of SFAS 123R are effective for small business issuers as of the first annual period that begins after December 15, 2005. Currently, the Company accounts for its share-based payment transactions under the provisions of APB 25, which does not necessarily require the recognition of compensation cost in the financial statements (note 3(d)). The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

In December, 2004, FASB issued Statement of Financial Accounting Standards No. 153, “Exchanges of Non-monetary Assets, an Amendment of APB Opinion No. 29, Accounting for Non-monetary Transactions” (" SFAS 153"). This statement amends APB Opinion 29 to eliminate the exception for non-monetary exchanges of similar productive assets and replaces it with a general exception for exchanges of non-monetary assets that do not have commercial substance. Under SFAS 153, if a non-monetary exchange of similar productive assets meets a commercial-substance criterion and fair value is determinable, the transaction must be accounted for at fair value resulting in recognition of any gain or loss. SFAS 153 is effective for non-monetary transactions in fiscal periods that begin after June 15, 2005. The Company does not anticipate that the implementation of this standard will have a material impact on its financial position, results of operations or cash flows.

NOTE 3 -	NOTE PAYABLE AND RELATED PARTY TRANSACTIONS

On January 20, 2004, Isomedia, Inc., then 100% owner of the Company, loaned the Company $86,743 at 4% stated interest. The monthly payment of $2,561, which includes principal and interest, was payable on the 20th day of each month. The balance outstanding was $618 and $32,262 at December 31, 2005 and 2004, respectively.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 3 -	NOTE PAYABLE AND RELATED PARTY TRANSACTIONS (Continued)

On November 1, 2004 a Service Agreement between Isomedia, Inc. and the Company was signed. The term of this agreement was for the period covering November 1, 2004 through to December 31, 2005. During this period Isomedia was to provide certain management administrative services to the Company for a fee. As of December 31, 2005 the outstanding amount owing under this agreement is $5,095.

Products and services were also purchased on behalf of the Company by Isomedia, Inc. As of December 31, 2005 the outstanding balance owing for these products and services was $8,525.

NOTE 4 -	COMMITMENTS AND CONTINGENCIES

Lease Commitments

The Company leases office space, equipment and services under operating leases and agreements expiring through 2007. The following is a schedule by years of future minimum lease payments required under the operating leases:

2006	$14,539
2007	1,031
$15,570

The Company entered into agreements, expiring through 2008, with several companies that provide network infrastructure for some of the Company’s Internet Services Provider services. The minimum payments in the next three years are as follows:

2006	$23,655
2007	1,030
2008	515
$25,200

NOTE 5 -	FORGIVENESS OF DEBT

On July 23, 2003, the Company filed a Notice of Intention to Make a Proposal, and as such had the protection of the Courts until such time as a Proposal may be voted upon by the creditors of the Company. The Company received a Certificate of Full Performance of Proposal effective June 1, 2004. As a result of the settlement with its creditors the Company recognized a gain on the forgiveness of debt of $573,101 for the year ended December 31, 2004.

NETROVER, INC.
NOTES TO FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2005 AND 2004

NOTE 6 -	STOCKHOLDER’S DEFICIT

Common Stock

As of December 31, 2005 and 2004, there were unlimited shares authorized, 100 shares issued and outstanding of the Company’s common stock with a par value of $ .83.

NOTE 7 -	PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2005 and 2004:

	Estimated Useful
	Lives (Years)	2005	2004
Computer equipment	3-7	$448,937	$768,065
Furniture and equipment	3-7	17,774	22,908
		466,711	790,973
Less accumulated depreciation		438,974	727,402
Property and equipment, net		$27,737	$63,571

Depreciation expense was $39,168 and $63,907 for the years ended December 31, 2005 and 2004, respectively.

NOTE 8 -	SUBSEQUENT EVENT

On January 1, 2006, the Company was acquired by Sitestar Corporation. Prior to the acquisition, the Company was a wholly owned subsidiary of Isomedia, Inc. As a result of the acquisition, Isomedia received two million (2,000,000) shares of Sitestar Corporation common stock valued at $200,000 and a non-interest bearing promissory note in the amount $403,551, in exchange for all outstanding common and preferred stock of all classes of the Company.